Exhibit 99.1

Montauk Renewables Announces Second Quarter 2021 Results

PITTSBURGH, PENNSYLVANIA – August 16, 2021—Montauk Renewables, Inc. (“Montauk” or “the Company”) (NASDAQ: MNTK), a renewable energy company specializing in the management, recovery and conversion of biogas into renewable natural gas (“RNG”), today announced financial results for the fiscal second quarter 2021.

Second Quarter 2021 Financial Highlights:

•	Revenues of $31.7 million, increased 13.5% year-over-year

•	Net Income (loss) of ($4.7) million, increased 193.9% year-over-year

•	Non-GAAP Adjusted EBITDA of $5.1 million, decreased (41.5%) year-over-year

•	RNG production of 1.4 million MMBtu, declined (8.2%) year-over-year

Montauk’s second quarter revenue results reflect improvement based on higher revenues recognized under counterparty sharing agreements. The Company also announced two important medium- and long-term growth strategies during the second quarter. First, the feedstock agreement amendment at our Pico facility which we expect to enhance our existing agricultural digested gas business. Second, our North Carolina technology acquisition and on-boarding of the principals associated with the technology which we expect to expand our agricultural feedstock processing and further diversify the revenues of the Company.

Second Quarter Financial Results

Total revenues in the second quarter of 2021 were $31.7 million, an increase of $3.8 million (13.5%) compared to $27.9 million in the second quarter of 2020. The primary driver for this increase is higher revenues recognized under counterparty sharing agreements within our RNG segment. Operating and maintenance expenses for our RNG facilities in the second quarter of 2021 were $10.2 million, an increase of $3.1 million (43.0%) as compared to $7.1 million in the second quarter of 2020. Newly commissioned sites within our RNG segment contributed $1.0 million in operating and maintenance expenses. Total general and administrative expenses were $7.3 million for the second quarter of 2021, an increase of $3.6 million (95.0%) compared to $3.8 million for the second quarter of 2020. Included within general and administrative expenses was $2.2 million related to stock-based compensation costs primarily associated with our initial public offering (“IPO”) and reorganization transactions, including an equity exchange and a distribution involving Montauk Holdings Limited and Montauk Holdings USA, LLC. Operating loss in the second quarter of 2021 was $0.5 million, a decrease of $4.1 million (115.0%) compared to an operating profit of $3.6 million in the second quarter of 2020. We recorded an adjustment of $0.7 million in operating and maintenance expenses to reduce the carrying value of RINs we purchased and held as inventory during the second quarter of 2021.Net income (loss) in the second quarter of 2021 was ($4.7 million), a decrease of ($3.1 million) (193.9%) compared to ($1.6 million) in the second quarter of 2020.

Second Quarter Operations Results

We produced 1.4 million Metric Million British Thermal Units (“MMBtu”) of RNG during the second quarter of 2021, a decrease of 0.1 million MMBtus (8.2%) compared to the 1.5 million MMBtus produced in the second quarter of 2020. Our McCarty facility produced 0.1 million less RNG related to process equipment failures during the second quarter of 2021 compared to the second quarter of 2020. We produced approximately 47 megawatt hours (“MWh”) in Renewable Electricity during the second quarter of 2021, a decrease of 4 MWh (7.8%), compared to the 51 MWh produced in second quarter of 2020. Our Security facility had no production in the second quarter of 2021 compared to 3 MWh produced in the second quarter of 2020 while projects to restore the engines are ongoing and currently anticipated to be completed in the third quarter of 2021.

Conference Call Information

The Company will host a conference call today at 5:00 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial +1 (833) 934-1693 (Access Code: 8573795)

•	International Participants: Dial +1 (929) 517-0391 (Access Code: 8573795)

Please call the conference telephone number 5-10 minutes prior to the start time. The conference call will be broadcast live and be available for replay at https://edge.media-server.com/mmc/p/f9c2b7vf and on the Company’s website at https://ir.montaukrenewables.com

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to EBITDA and Adjusted EBITDA which are Non-GAAP financial measures. We present EBITDA and Adjusted EBITDA because we believe the measures assist investors in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

In addition, EBITDA and Adjusted EBITDA are financial measurements of performance that management and the board of directors use in their financial and operational decision-making and in the determination of certain compensation programs. EBITDA and Adjusted EBITDA are supplemental performance measures that are not required by or presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of our liquidity or profitability.

About Montauk Renewables, Inc.

Montauk Renewables, Inc. (NASDAQ: MNTK) is a renewable energy company specializing in the management, recovery and conversion of biogas into RNG. The Company captures methane, preventing it from being released into the atmosphere, and converts it into either RNG or electrical power for the electrical grid (“Renewable Electricity”). The Company, headquartered in Pittsburgh, Pennsylvania, has more than 30 years of experience in the development, operation and management of landfill methane-fueled renewable energy projects. The Company has current operations at 15 operating projects located in California, Idaho, Ohio, Oklahoma, Pennsylvania, North Carolina and Texas. The Company sells RNG and Renewable Electricity, taking advantage of Environmental Attribute premiums available under federal and state policies that incentivize their use. For more information, visit https://ir.montaukrenewables.com

Company Contact:

John Ciroli

Vice President, General Counsel and Secretary

investor@montaukenergy.com

(412) 747-8700

Investor Relations Contact:

Georg Venturatos

Gateway Investor Relations

MNTK@GatewayIR.com

(949) 574-3860

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “assume,” “believe,” “can have,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements we make relating to the expected benefits of the Pico amendment and the North Carolina acquisition, the anticipated completion of engine repairs at the Security facility, estimated and projected costs, expenditures, growth rates, and our plans and objectives for future operations, growth, initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, you should not unduly rely on such statements.

Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict, including, without limitation, risks related to the impact of the ongoing COVID-19 pandemic on our business, financial condition and results of operations; our ability to develop and operate new renewable energy projects, including livestock farms; reduction or elimination of government economic incentives to the renewable energy market; delays in acquisition, financing, construction and development of new projects, including expansion plans into new areas such as dairy; the length of development and optimization cycles for new projects, including the design and construction processes for our renewable energy projects; dependence on third parties for the manufacture of products and services; identifying suitable locations for new projects; reliance on interconnections to distribution and transmission products for our Renewable Natural Gas and Renewable Electricity Generation segments; our projects not producing expected levels of output; the anticipated benefits of the Pico feedstock amendment and the North Carolina acquisition; concentration of revenues from a small number of customers and projects; dependence on our landfill operators; our outstanding indebtedness and restrictions under our credit facility; our ability to extend our fuel supply agreements prior to expiration; our ability to meet milestone requirements under our power purchase agreements; existing regulations and changes to regulations and policies that effect our operations; decline in public acceptance and support of renewable energy development and projects; our expectations regarding federal, state and local government incentives in the United States, provided in the form of RINs, RECs, LCFS credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy (“Environmental Attributes”); Environmental Attribute and commodity prices; our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart our Business Startups Act; our expectations regarding future capital expenditures, including for the maintenance of facilities; our expectations regarding the use of net operating losses before expiration; our expectations regarding more attractive carbon intensity scores by regulatory agencies for our livestock farm projects; market volatility and fluctuations in commodity prices and the market prices of Environmental Attributes; profitability of our planned livestock farm projects; sustained demand for renewable energy; security threats, including cyber-security attacks; the need to obtain and maintain regulatory permits, approvals and consents; potential liabilities from contamination and environmental conditions; potential exposure to costs and liabilities due to extensive environmental, health and safety laws; impacts of climate change, changing weather patterns and conditions, and natural disasters; failure of our information technology and data security systems; increased competition in our markets; continuing to keep up with technology innovations; an active trading market for our common stock may not develop; our belief that the measures taken to remediate the material weakness identified in our internal control over financial reporting will improve our internal control over financial reporting; concentrated stock ownership by a few stockholders and related control over the outcome of all matters subject to a stockholder vote; and other risks and uncertainties detailed in the section titled “Risk Factors” in our latest Annual Report on Form 10-K.

Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in our Securities and Exchange Commission filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. The forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data):

	As of June 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$16,350	$20,992
Accounts and other receivables, net	10,124	5,449
Prepaid expenses and other current assets	4,571	6,044

Total current assets	$31,045	$32,485
Restricted cash - non-current	$573	$567
Property, plant and equipment, net	184,226	187,046
Related party receivable	7,140	—
Goodwill and intangible assets, net	13,411	14,033
Deferred tax assets	10,560	14,822
Operating lease right-of-use assets	450	586
Other assets	4,243	3,817

Total assets	$251,648	$253,356

LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$5,294	$5,964
Accrued liabilities	12,683	11,539
Current portion of lease liability	292	282
Income taxes payable	265	—
Current portion of derivative instruments	957	1,185
Current portion of long-term debt	9,584	9,492

Total current liabilities	$29,075	$28,462
Long-term debt, less current portion	$51,449	$56,268
Non-current portion of lease liability	177	320
Non-current portion of derivative instruments	579	1,075
Asset retirement obligation	5,824	5,689
Other liabilities	1,920	1,920

Total liabilities	$89,024	$93,734

STOCKHOLDERS’ AND MEMBERS’ EQUITY
Members’ equity	$—	$159,622
Common stock, $0.01 par value, authorized 690,000,000 shares; 143,584,827 shares issued at June 30, 2021; 141,015,213 shares outstanding at June 30, 2021	1,410	—
Treasury stock, at cost, 950,214 shares at June 30, 2021	(10,813)	—
Additional paid-in capital	190,944	—
Retained deficit	(18,917)	—

Total stockholders’ and members’ equity	$162,624	$159,622

Total liabilities and stockholders’ and members’ equity	$251,648	$253,356

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total operating revenues	$31,674	$27,908	$63,121	$46,312
Operating expenses:
Operating and maintenance expenses	$13,187	$10,125	$23,830	$19,961
General and administrative expenses	7,341	3,765	27,761	7,204
Royalties, transportation, gathering and production fuel	5,986	5,248	12,204	8,189
Depreciation, depletion and amortization	5,660	5,302	11,396	10,650
Gain on insurance proceeds	—	(94)	(82)	(750)
Impairment loss	—	—	626	278
Transaction costs	37	—	125	—

Total operating expenses	$32,211	$24,346	$75,860	$45,532
Operating income (loss)	$(537)	$3,562	$(12,739)	$780
Other expenses :
Interest expense	720	859	1,366	$3,073
Other expense	10	60	45	34

Total other expenses	$730	$919	$1,411	$3,107
Income (loss) before income taxes	$(1,267)	$2,643	$(14,150)	$(2,327)
Income tax expense (benefit)	3,385	4,226	4,767	(6,560)

Net income (loss)	$(4,652)	$(1,583)	$(18,917)	$4,233

Loss per share:
Basic	$(0.03)		$(0.13)
Diluted	$(0.03)		$(0.13)
Weighted-average common shares outstanding:
Basic	141,015,213		141,015,213
Diluted	141,015,213		141,015,213

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands):

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(18,917)	$4,233
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	11,396	10,650
Provision (benefit) for deferred income taxes	4,262	(6,614)
Stock-based compensation	17,139	239
Related party receivables	—	164
Derivative mark-to-market and settlements	(724)	1,774
Gain on property insurance proceeds	(82)	(750)
Net loss on sale of assets	22	—
Accretion of asset retirement obligations	215	169
Amortization of debt issuance costs	271	362
Impairment loss	626	278
Changes in operating assets and liabilities:
Accounts and other receivables and other current assets	(3,553)	(2,285)
Accounts payable and other accrued expenses	590	150

Net cash provided by operating activities	$11,245	$8,370
Cash flows from investing activities
Capital expenditures	$(4,469)	$(10,454)
Asset Acquisition	(4,142)	—
Cash collateral deposits, net	—	13
Proceeds from sale of assets	8	—
Proceeds from insurance recovery	82	750

Net cash used in investing activities	$(8,521)	$(9,691)
Cash flows from financing activities:
Borrowings of long-term debt	$—	$8,500
Repayments of long-term debt	(5,000)	(5,000)
Proceeds from initial public offering	15,593	—
Treasury stock purchase	(10,813)	—
Loan to Montauk Holdings Limited	(7,140)	—

Net cash (used in) provided by financing activities	$(7,360)	$3,500
Net increase (decrease)in cash and cash equivalents and restricted cash	$(4,636)	$2,179
Cash and cash equivalents and restricted cash at beginning of period	$21,559	$10,362

Cash and cash equivalents and restricted cash at end of period	$16,923	$12,541

Reconciliation of cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$16,350	$11,939
Restricted cash and cash equivalents - current	—	35
Restricted cash and cash equivalents - non-current	573	567

	$16,923	$12,541

MONTAUK RENEWABLES, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(in thousands):

The following table provides our EBITDA and Adjusted EBITDA, as well as a reconciliation to net income, which is the most directly comparable GAAP measure, for the three months ended June 30, 2021 and 2020:

	Three months ended, June 30
	2021	2020
Net Loss	$(4,652)	$(1,583)
Depreciation and Amortization	5,660	5,302
Interest expense	720	859
Income tax expense (benefit)	3,385	4,226

EBITDA	5,113	8,804
Transaction costs	37	—

Adjusted EBITDA	$5,150	$8,804

The following table provides our EBITDA and Adjusted EBITDA, as well as a reconciliation to net income, which is the most directly comparable GAAP measure, for the six months ended June 30, 2021 and 2020:

	Six months ended, June 30
	2021	2020
Net (Loss) Income	$(18,917)	$4,233
Depreciation and Amortization	11,396	10,650
Interest expense	1,366	3,073
Income tax expense (benefit)	4,767	(6,560)

EBITDA	(1,388)	11,396
Impairment loss (1)	626	278
Transaction costs	125	—
Non-cash hedging charges	—	388

Adjusted EBITDA	$(637)	$12,062

(1)

During the six months ended June 30, 2021, we recorded an impairment of $626 related to a landfill hosts request for us to decommission a facility previously converted to an RNG facility. We were previously contractually obligated to maintain this facility. During the six months ended June 30, 2020, we recorded an impairment of $278 termination of a development agreement related to our Pico acquisition.